SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 9, 2002

AIRBORNE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6512	91-2065027
(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

3101 Western Avenue, PO Box 662, Seattle, Washington 98111
(Address of Principal Executive Offices, Zip Code)

(206) 285-4600
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events

On March 25, 2002, Airborne, Inc. (the “Company”) closed a private offering of $150,000,000 principal amount of its 5.75% Convertible Senior Notes due April 1, 2007 (the “Notes”). The Company intends to file a registration statement on Form S-3 to register the resale of the Notes and the common stock issuable upon conversion of the Notes. Rule 3-10 of Regulation S-X will require the Company’s financial statements incorporated by reference into that filing to include certain financial information regarding the subsidiaries of the Company that have guaranteed the Notes. The Company has reissued its consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 to modify “Note Q—Supplemental Guarantor Information” to conform to a reclassification made in 2001 and “Note R—Subsequent Event” to include, among other things, the guarantor financial information that will be required for the Company’s Form S-3 registration statement. The reissued financial statements are filed as an exhibit to this Current Report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits. The following exhibits are filed with this report.

Exhibit No. 23.1	Consent of Deloitte & Touche LLP

Exhibit No. 99.1
Consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, Notes to consolidated financial statements, and Independent Auditors’ Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

By:	/S/ LANNY H. MICHAEL
Lanny H. Michael Executive Vice President and Chief Financial Officer

Dated:  May 9, 2002

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1
Consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, Notes to consolidated financial statements, and Independent Auditors’ Report

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